UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 14, 2005

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

1030 N. ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 367-0944

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 367-0950

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 2.01	ACQUISITION OR DISPOSITION OF ASSETS

On April 14, 2005 we announced that we acquired the non-medical assets of Colorado Pain Specialists, PC (CPS), an advanced interventional pain management practice operating six clinics in the Denver, Colorado area.  In connection with the purchase of CPS’s non-medical assets, the Company will provide, through a wholly owned subsidiary, ongoing management and administrative services pursuant to a Management Agreement entered into with CPS.

The initial portion of the purchase price consists of $2,125,000 plus 653,698 PainCare common shares subject to certain yet undetermined post-closing adjustments, if any. In addition, PainCare will pay CPS an additional $4,250,000 in three equal annual payments (50% in cash and 50% in PainCare common stock priced at market) subject to the satisfaction of certain earnings goals and the payment of the management fee to PainCare.

PainCare will fund the cash portion of the initial purchase price from the proceeds of the recently completed public offering.

Neither CPS nor its members have any prior relationship with us.

The acquisition has been accounted for using the purchase method of accounting.

ITEM 9.01	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The financial statements and the pro forma financial information are in process of being prepared and will be filed as an amendment to this report as soon as practicable, but no later than the required period.

Exhibits	Material Contracts

Exhibit 10.1	Merger Agreement and Plan of Reorganization

Exhibit 99.1	Press Release dated April 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date:	April 18, 2005	By:	/s/ RANDY LUBINSKY

Chief Executive Officer and Director

Date:	April 18, 2005	By:	/s/ MARK SZPORKA

Chief Financial Officer, Secretary and Director